EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of the Federal Home Loan Bank of Atlanta (the “Registrant”) for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jill Spencer, Interim President and Chief Executive Officer of the Bank, and Steven J. Goldstein, Executive Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Registrant’s Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 9, 2010	/s/ Jill Spencer
Jill Spencer
Interim President and Chief Executive Officer

/s/ Steven J. Goldstein
Steven J. Goldstein
Executive Vice President and
Chief Financial Officer

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.